EXHIBIT 21
                                                                      ----------



                               TANDYCRAFTS, INC.


       Significant Subsidiaries of Tandycrafts, Inc. as of June 30, 1997

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                                                                                                          Jurisdiction
                                                                                                               of
              Subsidiary's Legal Name                          Doing Business As                          Incorporation
           -------------------------------         ----------------------------------------         ------------------------
           Development Association, Inc.           Joshua's Christian Stores                             Texas, U.S.A.
           Sav-On, Inc.                            Sav-On Office Supplies                                Texas,. U.S.A.
           TAC Holdings, Inc.                                                                            Delaware, U.S.A.
           TandyArts, Inc.                         Impulse Designs/Hermitage Fine Arts                   Nevada, U.S.A.
           Licensed Lifestyles, Inc.               Tag Express/Birdlegs                                  Nevada, U.S.A.



      Each of the corporations listed is a direct subsidiary of Tandycrafts, Inc., which owns 100% of the voting securities of each, except for TAC Holdings, Inc. which is 100% owned by Tandycrafts, Inc. and its various subsidiaries. Each of the above subsidiaries is included in the Tandycrafts, Inc. Consolidated Financial Statements for fiscal 1997.